UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2008

MATERIAL SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

1. On February 4, 2008, Material Sciences Corporation (the “Company”) entered into a written trading plan with First Analysis Corporation (“First Analysis”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as part of the Company’s existing share repurchase program. The Rule 10b5-1 share purchases by First Analysis are expected to commence on February 6, 2008.

The Company has previously repurchased approximately 580,000 shares under the existing share repurchase programs, which were originally announced on February 8, 2006 and January 7, 2008.

2. As previously disclosed in the Company’s Form 10-K, as part of the Company’s strategic planning process, management evaluates the strategic position, growth, and economic value potential of the Company’s businesses with the objective of creating additional value for the Company’s shareowners. As a result of this process, the Company has determined to explore strategic alternatives with respect to its manufacturing facility in Morrisville, Pennsylvania, including continuing operation, a possible joint venture, strategic alliance or sale of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: February 4, 2008	By:	/s/ James M. Froisland
	Name:	James M. Froisland
	Title:	Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary.